EX-99.B5(e)

                             SUB-ADVISORY AGREEMENT

                               NATIONS FUND, INC.


         AGREEMENT made as of April 8, 1998 between NATIONSBANC ADVISORS, INC., a North Carolina corporation (herein called the "Adviser"), BRANDES INVESTMENT PARTNERS, L.P., a California limited partnership (herein called the "Sub-Adviser") and NATIONS FUND, INC. (the "Company"), on behalf of the portfolios of the Company as now or hereafter may be identified on Schedule I hereto (each a "Fund" and collectively, the "Funds").

                                    RECITALS

         WHEREAS, the Company is registered with the Securities and Exchange Commission (the "Commission") under the Investment Company Act of 1940, as amended (the "1940 Act"), as an open-end series management investment company; and

         WHEREAS, the Adviser is registered with the Commission under the Investment Advisers Act of 1940, as amended (the "Advisers Act"), and engages in the business of acting as an investment adviser; and

         WHEREAS, the Sub-Adviser is also registered under the Advisers Act, as an investment adviser and engages in the business of acting as an investment adviser; and

         WHEREAS, the Adviser and the Company have entered into an Investment Advisory Agreement dated January 1, 1996, as amended (the "Investment Advisory Agreement"), pursuant to which the Adviser shall act as investment adviser with respect to the Funds; and

         WHEREAS, pursuant to such Investment Advisory Agreement, the Adviser, with the approval of the Company, wishes to retain the Sub-Adviser for purposes of rendering advisory services to the Adviser and the Company in connection with the Funds upon the terms and conditions hereinafter set forth.

         NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, the receipt whereof is hereby acknowledged, the parties hereto agree as follows:

          1.   Appointment.

                  The Adviser hereby appoints the Sub-Adviser to act as investment sub-adviser to the Funds for the period and on the terms set forth in this Agreement. The Sub-Adviser accepts such appointment and agrees to furnish the services herein set forth for the compensation herein provided.

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          2.   Services of Sub-Adviser.

                  Subject to the oversight and supervision of the Adviser and the Company's Board of Directors, the Sub-Adviser will provide a continuous investment program for the Funds, including investment research and management with respect to all securities and investments, except for such cash balances of the Funds as may, from time to time, be managed by the Adviser. Pursuant to the foregoing, the Sub-Adviser will determine from time to time what securities and other investments will be purchased, retained or sold by the Funds. The Sub-Adviser will provide the services rendered by it under this Agreement in accordance with the investment criteria and policies established from time to time for the Funds by the Adviser, the Funds' investment objectives, policies and restrictions as stated in the Funds' Prospectuses and Statement of Additional Information for the Funds, and resolutions of the Funds' Board of Directors.

                  The Sub-Adviser further agrees that it will:

                   (a) Provide information to the Funds' accountant for the purpose of updating the Funds' cash availability throughout the day as required;

                   (b) Maintain historical tax lots for each portfolio security held by the Funds;

                   (c) Transmit trades to the Company's custodian for proper settlement;

                   (d) Maintain all books and records with respect to the Funds that are required to be maintained under Rule 31a-l(f) under the 1940 Act;

                   (e) Supply the Adviser, the Company and the Company's Board of Directors with reports, statistical data and economic information as requested; and

                   (f) Prepare a quarterly broker security transaction summary and, if requested in advance, monthly security transaction listing for the Funds.

          3.   Other Covenants.

                  The Sub-Adviser agrees that it will:

                   (a) Comply with all applicable Rules and Regulations of the
                  Commission and will in addition conduct its activities under this Agreement in accordance with other applicable law;

                   (b) Use the same skill and care in providing such services as it uses in providing services to fiduciary accounts for which it has investment responsibilities;


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                   (c) Place orders pursuant to its investment determinations for the Funds either directly with the issuer or with any broker or dealer. In executing portfolio transactions and selecting brokers or dealers, the Sub-Adviser will use its best efforts to seek on behalf of the Funds the best overall terms available. In assessing the best overall terms available for any transaction, the Sub-Adviser shall consider all factors that it deems relevant, including the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer, and the reasonableness of the commission, if any, both for the specific transaction and on a continuing basis. In evaluating the best overall terms available, and in selecting the broker-dealer to execute a particular transaction, the Sub-Adviser may also consider the brokerage and research services (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934) provided to the Funds or other accounts over which the Sub-Adviser or an affiliate of the Sub-Adviser exercises investment discretion. The Sub-Adviser is authorized, subject to the prior approval of the Adviser and the Company's Board of Directors, to pay to a broker or dealer who provides such brokerage and research services a commission for executing a portfolio transaction for the Funds which is in excess of the amount of commission another broker or dealer would have charged for effecting that transaction if, but only if, the Sub-Adviser determines in good faith that such commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer -- viewed in terms of that particular transaction or in terms of the overall responsibilities of the Sub-Adviser to the Funds. In addition, the Sub-Adviser is authorized to take into account the sale of shares of the Company in allocating purchase and sale orders for portfolio securities to brokers or dealers (including brokers and dealers that are affiliated with the Adviser, Sub-Adviser or the Company's principal underwriter), provided that the Sub-Adviser believes that the quality of the transaction and the commission are comparable to what they would be with other qualified firms. In no instance, however, will portfolio securities be purchased from or sold to the Adviser, Sub-Adviser, the Company's principal underwriter or any affiliated person of either the Company, the Adviser, Sub-Adviser, or the Company's principal underwriter, acting as principal in the transaction, except to the extent permitted by the Comission;

                   (d) Treat confidentially and as proprietary information of the Company, all records and other information relative to the Company maintained by the Sub-Adviser, and will not use such records and information for any purpose other than performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by the Company, which approval shall not be unreasonably withheld and may not be withheld where the Sub-Adviser may be exposed to civil or criminal contempt proceedings for failure to comply, when requested to divulge such information by duly constituted authorities, or when so requested by the Company; and

                   (e) Maintain a policy and practice of conducting its
                  sub-investment advisory services hereunder independently of its, and any of its


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                   affiliates', commercial banking operations. When the
                   Sub-Adviser makes investment recommendations for the Funds, its investment advisory personnel will not inquire or take into consideration whether the issuers of securities proposed for purchase or sale for the Funds' accounts are customers of its, or any of its affiliates', commercial department. In dealing with commercial customers, the commercial department of the Sub-Adviser, or any of its affiliates, will not inquire or take into consideration whether securities of those customers are held by the Funds.

          4.   Services Not Exclusive.

                  The services furnished by the Sub-Adviser hereunder are deemed not to be exclusive, and the Sub-Adviser shall be free to furnish similar services to others so long as its services under this Agreement are not impaired thereby. To the extent that the purchase or sale of securities or other investments of the same issuer may be deemed by the Sub-Adviser to be suitable for two or more accounts managed by the Sub-Adviser, the available securities or investments may be allocated in a manner believed by the Sub-Adviser to be equitable to each account. It is recognized that in some cases this procedure may adversely affect the price paid or received by the Funds or the size of the position obtainable for or disposed of by the Funds.

          5.   Books and Records.

                  In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Sub-Adviser hereby agrees that all records which it maintains for the Funds are the property of the Company and further agrees to surrender promptly to the Company any of such records upon the Company's request. The Sub-Adviser further agrees to preserve for the periods prescribed by Rule 31a-2 under the 1940 Act, the records required to be maintained by it under this Agreement.

          6.   Expenses.

                  During the term of this Agreement, the Sub-Adviser will pay all expenses incurred by it in connection with its activities under this Agreement other than the cost of securities, commodities and other investments (including brokerage commissions, custodial charges and other transaction costs, if any) purchased or sold for the Funds.

          7.   Compensation.

                  The Adviser shall pay the Sub-Adviser, as compensation for services rendered hereunder, fees, payable monthly, at the annual rates indicated on Schedule I hereto, as such Schedule may be supplemented and amended from time to time. It is understood that the Adviser shall be responsible for the Sub-Adviser's fee for its services hereunder, and the Sub-Adviser agrees that it shall have no claim against the Company or the Funds with respect to compensation under this Agreement.

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                  The average daily net asset value of the Funds shall be
determined in the manner set forth in the Articles of Incorporation and registration statement of the Company, as amended from time to time.

          8.   Limitation of Liability.

                  The Sub-Adviser shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Company in connection with the performance of this Agreement, except that the Sub-Adviser shall be liable to the Company for any loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services or any loss resulting from willful misfeasance, bad faith or negligence on the part of the Sub-Adviser in the performance of its duties or from reckless disregard by it of its obligations and duties under this Agreement.

          9.   Duration and Termination.

                  This Agreement will become effective as of the date first written above. Unless sooner terminated as provided herein, this Agreement shall continue in effect until April _, 2000 and, if approved by the shareholders of the Funds on or before such date, shall continue in effect for an additional period ending on January 1, 2001. Thereafter, if not terminated, this Agreement shall automatically continue in effect for successive annual periods ending on January 1, provided such continuance is specifically approved at least annually
(a) by the vote of a majority of those members of the Company's Board of Directors who are not interested persons of any party to this Agreement, cast in person at a meeting called for the purpose of voting such approval, and (b) by the Company's Board of Directors or by vote of a majority of the outstanding voting securities of the Funds. Notwithstanding the foregoing, this Agreement may be terminated as to the Funds at any time, without the payment of any penalty, by the Adviser or by the Company (by vote of the Company's Board of Directors or by vote of a majority of the outstanding voting securities of the Funds), on sixty days' written notice to the Sub-Adviser, or by the Sub-Adviser, on sixty days' written notice to the Company, provided that in each such case, notice shall be given simultaneously to the Adviser. In addition, notwithstanding anything herein to the contrary, in the event of the termination of the Investment Advisory Agreement with respect to the Funds for any reason (whether by the Company, by the Adviser or by operation of law) this Agreement shall terminate upon the effective date of such termination of the Investment Advisory Agreement. This Agreement will also immediately terminate in the event of its assignment. (As used in this Agreement, the terms "majority of the outstanding voting securities," "interested persons" and "assignment" shall have the same meaning as such terms have in the 1940 Act.)

          10.  Amendment of This Agreement.
                  No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought. To the extent required by the 1940 Act, no amendment of this Agreement shall be effective until approved by vote of a majority of the outstanding voting securities of the Funds.


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          11.  Miscellaneous.

                  The captions in this Agreement are included for convenience of reference only, and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and shall be governed by Maryland law.

          12.  Counterparts.

                  This Agreement may be executed in any number of counterparts, each of which shall be deemed an original.



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                  IN WITNESS WHEREOF, the parties hereto have caused this
Agreement to be executed by their respective officers of the day and year first written above.



                                      NATIONS FUND, INC.,
                                      on behalf of the Funds

                                      By: /s/ A. Max Walker
                                         -----------------------
                                              A. Max Walker
                                              President and Chairman of the
                                              Board of Directors



                                      NATIONSBANC ADVISORS, INC.

                                      By: /s/ Edward D. Bedard
                                          -------------------------
                                              Edward D. Bedard
                                              Senior Vice President



                                      BRANDES INVESTMENT
                                      PARTNERS, L.P.

                                      By:  /s/ Jeffrey A. Busby
                                           -------------------------
                                               Jeffrey A. Busby
                                               Managing Partner
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                                   SCHEDULE I

      The Adviser shall pay the Sub-Adviser as full compensation for services provided and expenses assumed hereunder, a sub-advisory fee for each Fund, computed daily and payable monthly at the annual rates listed below as a percentage of the average daily net assets of the Fund:


            FUND                                     RATE OF COMPENSATION
            ----                                     ---------------------
 Nations International Value Fund              .50% of average daily net assets




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